UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2019

Penske Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		248-648-2500

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	PAG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Our U.S. credit agreement (the “U.S. credit agreement”) with Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation provides for up to $700.0 million in revolving loans for working capital, acquisitions, capital expenditures, letters of credit, investments and other general corporate purposes, which includes $250.0 million in revolving loans solely for acquisitions. The U.S. credit agreement provides for a maximum of $150.0 million of borrowings for foreign acquisitions and expires on September 30, 2022. On December 18, 2019, we amended the U.S. credit agreement, effective January 1, 2020, to lower the interest rate on revolving loans to LIBOR plus 1.75%, subject to an incremental 1.25% for uncollateralized borrowings in excess of a defined borrowing base.

The U.S. credit agreement is fully and unconditionally guaranteed on a joint and several basis by substantially all of our U.S. subsidiaries and contains a number of significant covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, repay certain other indebtedness, pay dividends, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. We are also required to comply with specified financial and other tests and ratios, each as defined in the U.S. credit agreement including: a ratio of current assets to current liabilities, a fixed charge coverage ratio, a ratio of debt to stockholders’ equity and a ratio of debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”). A breach of these requirements would give rise to certain remedies under the agreement, the most severe of which is the termination of the agreement and acceleration of the amounts owed.

The U.S. credit agreement also contains typical events of default, including change of control, non-payment of obligations and cross-defaults to our other material indebtedness. Substantially all of our U.S. assets are subject to security interests granted to the lenders under the U.S. credit agreement.

We purchase motor vehicles from Daimler AG and Toyota Motor Credit Corporation, affiliates of the respective lenders under the U.S. credit agreement, for sale at certain of our dealerships. The lenders also provide certain of our dealerships with mortgage, “floor-plan” and consumer financing.

Our subsidiaries in the U.K. (the “U.K. subsidiaries”) are party to a £150.0 million revolving credit agreement with the National Westminster Bank plc and BMW Financial Services (GB) Limited and an additional demand overdraft line of credit (collectively, the “U.K. credit agreement”) to be used for working capital, acquisitions, capital expenditures, investments and general corporate purposes. The U.K. credit agreement expires on December 12, 2023. The revolving loans bear interest between defined LIBOR plus 1.10% and defined LIBOR plus 2.10%. The U.K. credit agreement also includes a £100.0 million “accordion” feature which allows the U.K. subsidiaries to request up to an additional £100.0 million of facility capacity. The lenders may agree to provide the additional capacity, and, if not, the U.K. subsidiaries may add an additional lender, if available, to the facility to provide such additional capacity. On December 18, 2019, we amended the U.K. credit agreement to provide additional covenant flexibility for 2019 capital expenditures.

The U.K. credit agreement is fully and unconditionally guaranteed on a joint and several basis by our U.K. subsidiaries, and contains a number of significant covenants that, among other things, restrict the ability of our U.K. subsidiaries to pay dividends, dispose of assets, incur additional indebtedness, repay other indebtedness, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. In addition, our U.K. subsidiaries are required to comply with defined ratios and tests, including: a ratio of earnings before interest, taxes, amortization, and rental payments (“EBITAR”) to interest plus rental payments, a measurement of maximum capital expenditures, and a debt to EBITDA ratio. A breach of these requirements would give rise to certain remedies under the U.K. credit agreement, the most severe of which is the termination of the agreement and acceleration of any amounts owed.

The U.K. credit agreement also contains typical events of default, including change of control and non-payment of obligations and cross-defaults to other material indebtedness of our U.K. subsidiaries. Substantially all of our U.K. subsidiaries’ assets are subject to security interests granted to the lenders under the U.K. credit agreement.

We purchase motor vehicles from subsidiaries of BMW Group, the parent company and affiliate of BMW Financial, a lender under the U.K. credit agreement, for sale at certain of our dealerships. BMW Group subsidiaries also provide certain of our dealerships with “floor-plan,” mortgage and consumer financing.

The foregoing descriptions of the amendments are qualified in their entirety by references to the amendments, which are filed as Exhibits and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1 Fifth Amendment to Fifth Amended and Restated Credit Agreement dated December 18, 2019 among us, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.

Exhibit 4.2 Consent and Amendment Letter dated December 18, 2019, by and between Sytner Group Limited and The Royal Bank of Scotland plc, as Agent.

Exhibit Index

Exhibit No.	Description
4.1	Fifth Amendment to Fifth Amended and Restated Credit Agreement dated December 18, 2019 among us, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.
4.2	Consent and Amendment Letter dated December 18, 2019, by and between Sytner Group Limited and The Royal Bank of Scotland plc, as Agent.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

December 19, 2019	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President